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                                                                   Exhibit 10.34
                         AMENDED EMPLOYMENT AGREEMENT
                         ----------------------------

     This Amended Employment Agreement ("Agreement") is executed and delivered as of May 12, 1997, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Company"), and Louis D. Paolino, Jr., an individual ("Employee").

                                   RECITALS
                                   --------

     The Company conducts a diversified waste management business, including, without limitation, waste hauling operations, landfills and other waste management, recycling and waste testing operations ("Business"). The Employee is an executive with extensive experience in the waste industry. The Company and Employee entered into a contract of Employment of June 20, 1996 (the "June Agreement"), as amended on October 1, 1996. The Company desires to continue to employ Employee as its President and Chief Executive Officer and the Employee desires to continue such employment upon the revised terms and conditions set forth herein.

     The position of the Employee with the Company has given and will give the Employee access to and familiarity with confidential information and business methods used in the operation of the Business. During the course of Employee's employment, Employee has and will become familiar with and aware of information as to the specific manner of doing business and the customers of the Company and the Company's future plans. Employee has and will have knowledge of trade secrets of the Company which are valuable assets of the Company.

     Employee recognizes that the business of the Company is dependent upon a number of trade secrets and confidential business information, including customer lists, customer data and operational information. The protection of these trade secrets is of critical importance to the Company. The Company will sustain great loss and damage if, for whatever reason, during the term of this Agreement or Employee's employment with Company and for a period following the termination of this Agreement or Employee's employment, Employee should violate the provisions of paragraph 4 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that Company would be entitled, without limitation, to injunctive relief to remedy such violation.

     NOW, THEREFORE, in consideration of Ten Dollars ($10), and the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

     1.  Services.
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     (a)  Company hereby continues to employ Employee as its President and Chief
Executive Officer. Additional or different duties, titles or positions may be assigned to Employee or may be taken from Employee from time to time by the Company's Board of Directors ("Board"); provided, that the Employee consents to such changes.

     (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to, execute and fulfill all directions and policies established by the Board, to the extent such instructions do not violate applicable laws.

     (c) Employee shall not, during the term of his employment hereunder, without the prior written consent of Company, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage, if such activity prevents the Employee from fulfilling his duties and responsibilities under this Agreement. Employee may make personal investments and conduct his personal business affairs, including, without limitation, participating in the management of businesses which the Employee owns directly or through affiliated entities, as long as such investments do not violate the terms of Paragraph 4.

     2.  Compensation.
         ------------

     (a) For all services to be rendered by Employee to Company, Company shall pay Employee an annual salary at the rate of One Hundred Fifty Thousand ($150,000) Dollars per year, payable in accordance with Company's normal payroll procedures. The Company, at its discretion, may from time to time grant bonuses and raises to the Employee.

     (b) Under the June Agreement, Employee was granted stock options ("Options") exercisable for Two Hundred Fifty Thousand (250,000) shares of the Company's common stock at a per-share exercise price equal to 110% of the lowest bid price of the Company's common stock on June 20, 1996, the day that Employee and Company agreed to the terms of the June Agreement. The Options were granted under the Company's 1996 Stock Option Plan. The Options were granted on the date the June Agreement was executed by the Company. The Options vest over the term of the June Agreement, one-fourth of the Options vesting on each anniversary date of the June Agreement's execution. The Options shall be fully vested on the last day of the June Agreement's term. Notwithstanding the prior sentence the Options shall all vest immediately, upon Employee's no longer serving as President and Chief Executive Officer of the Company.

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     (c)  In the event of a Change of Control as hereinafter defined, Employee shall be entitled to, and Company shall immediately pay, a bonus ("Change of Control Bonus") in an amount equal to one dollar ($1.00) less than three times the sum of (i) his then annual salary, plus (ii) any cash or stock bonus paid to him within the twelve months prior to the Change of Control, plus (iii) the value of any options granted to him as a bonus within the twelve months prior to the change of Control, valued using the Black-Scholes method at the time of grant. The Change of Control Bonus may be paid in cash or in common stock of the Company (which is registered under the Securities Act of 1933 or which shall be registered under such Act within 120 days of its delivery to Employee) at the Company's option. If the Company pays the Change of Control Bonus in stock and not cash, and the stock is not registered under such Act, then the Company shall cause the stock to be registered under such Act in accordance with the Registration Rights Agreement dated even date hereof and executed by and between the Company and Employee.

     (d) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of the Company's executives and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies; and (iii) participation in any other employee benefits which Company accords to its employees.

     (e) During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses incurred on behalf of Company. Employee shall be paid a monthly car allowance of Five Hundred Dollars ($500) a month.

     (f) For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the events set forth in items (i) through and including
(iv) below.

          (i) There shall be a "Change of Control" upon the acquisition in one or more transactions by any "Person" (as the term "Person" is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"). For purposes of this Paragraph 2(f), the

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Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding). For purposes of this Paragraph 2(f), the acquisition by Employee of the Beneficial Ownership of 30% percent or more of the Voting Securities shall not be a Change of Control.

          (ii) There shall be a "Change of Control" upon approval by the shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company, if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) a complete liquidation or dissolution of the company, or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          (iii) There shall be a "Change of Control" upon acceptance by shareholders of the Company of shares in a share exchange, if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

          (iv) There shall be a "Change of Control" in the event that Louis D. Paolino, Jr., is no longer Chairman, President and Chief Executive Officer of the Company, for any reason.

     3.  Term.  The term of this Agreement shall begin on the date of this
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Agreement and continue until June 20, 2002.  Employee's employment as President and Chief Executive Officer under this Agreement may be terminated during the term hereof only as set forth in Paragraph 7 of this Agreement.

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     4.  Noncompetition Covenants.
         ------------------------

     (a) Employee agrees that the noncompetition covenants contained in this Paragraph 4 are a material and substantial part of this Agreement.

     (b) Employee covenants that while Employee is serving as President and Chief Executive Officer, the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) through (v) below.

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the waste disposal industry, including, without limitation, waste hauling, waste disposal, land filling, handling demolition waste, handling special waste, collecting or disposing of municipal special waste, and recycling waste, in each case within fifty (50) miles of any Company business operation (the "Territory");

          (ii) call upon any person who is, at the time of the contact, an employee of Company or its affiliates within the Territory, if the employee serves the Company in a managerial capacity and if the purpose and intent of the contact is to entice such employee away from or out of the employ of Company or its affiliates;

          (iii) call upon any person or entity, which is, at the time of the contact, a customer of the Company or its affiliates within the Territory, for the purpose of soliciting or selling any of the services which are the services offered by the Company within the Territory;

          (iv) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever, except if approved by the Board or if compelled to do so by a governmental agency, Court Order or subpoena; or

          (v) promote, or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than twenty-five percent of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the-counter.

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     For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (A) each subsidiary of Company, and (B) each other entity under the direct or indirect control of the Company.

     (c) The Company will sustain significant losses and damages, if Employee breaches the covenants in this Paragraph 4. There is no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

     (d) It is agreed by the parties that the covenants in this Paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

     (e) The covenants in this Paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     (f) The covenants in this Paragraph 4 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 4 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending against Employee.

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     5.  Return of Company Property.  All correspondence, reports, charts,
         --------------------------
products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of the Company or its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to the Company's discretion and control and shall be delivered promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

     6.  Inventions.  Employee shall disclose promptly to Company any and all
         ----------
conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment which are related to the business or activities of the Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

     7.  Termination; Rights of Termination.
         ----------------------------------

     (a) The Company may terminate Employee as the Company's President and Chief Executive Officer upon the occurrence of the following items:

          (i) Automatically upon the death of Employee.

          (ii) Automatically upon the resignation of the Employee.

          (iii) By Company upon written notice to Employee in the event of:

                   (A) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 120 days; or

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                   (B) Employee's unsatisfactory performance of his duties or other obligations hereunder, as determined in good faith by the Board. If Employee's service as President and Chief Executive Officer is terminated by the Company upon written notice, such notice shall state the reason for Employee's termination.

     (b) In the event of the termination of Employee as the President and Chief Executive Officer of the Company, Employee shall no longer be obligated to render any services to Company, but Company shall continue to pay Employee the annual salary of Employee which was in effect prior to the termination through the term of this Agreement, as though Employee was not terminated as the President and Chief Executive Officer of the Company.

     8.  Authority.  Employee shall be authorized to obligate the Company in
         ---------
accordance with the Company's policies and procedures from time to time in effect.

     9.  Representations of Employee.  Employee represents and warrants to
         ---------------------------
Company that he is not subject to any restriction or noncompetition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by Employee and his provision of services to Company and the performance of his obligations hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, Employee agrees to indemnify Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Company based upon or arising out of any noncompetition agreement or invention and secrecy agreement between Employee and such third party.

     10. Indemnification and Insurance.
         -----------------------------

     (a) Subject to applicable law, for a period of six (6) years following completion of the Term, the Company will: (i) indemnify Employee and his heirs and representatives to the extent provided in the Company's Certificate of Incorporation in effect on the date of this Agreement and will not amend, reduce or limit rights of indemnity afforded to them or the ability of the Company to indemnify them, not hinder, delay or make more difficult the exercise of such rights of indemnity and (ii) maintain director and officer liability insurance coverage providing Employee with coverage (1) at least as favorable as the policies in effect immediately prior to the date hereof covering the Company's directors and offices or (2) as favorable as is available at a cost to the Company of up to 125% of the premiums currently being paid by the Company.

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     (b) If any claim is (or claims are) made against Employee and his heirs and representatives, including legal counsel, arising from Employee's services as a director, officer and employee of the Company, within six (6) years from the expiration of the Term, the provisions of this Paragraph 10 respecting the Company's Certificate of Incorporation shall continue in effect until the final disposition of all such claims.

     (c) The Company agrees to provide written notice to Employee immediately upon learning of any claim or threatened claim against Executive by any third party relating to or arising out of the business of the Company or Employee's prior service as a director, officer or controlling shareholder of the Company. The Company further agrees to provide to Executive any complaints and other relevant documentation related to such claims immediately upon receipt of such documentation.

     (d) Employee agrees that he will cooperate with and assist the Company, as is reasonably requested by the Company, in its defense of any action or proceeding against the Company, its directors, officers, employees or affiliates arising out of or in any way related to any transactions, events or other matters which occurred during the period of his employment with the Company, to the extent that such cooperation and assistance will not impair Employee's legal rights or remedies or increase the likelihood that Employee will incur any liabilities as a result thereof. This Agreement shall not preclude Employee from testifying in such action or proceeding. In the event that Employee does cooperate with and assist the Company in its defenses of such an action or proceeding, the Company agrees to reimburse Employee for all reasonable expenses incurred by Employee in providing such assistance.

     11. Complete Agreement.  This Agreement is the final, complete and
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exclusive statement and expression of the agreement between Company and employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

     12. No Waiver; Remedies Cumulative.  No waiver by the parties hereto of
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any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

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No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     13. Assignment; Binding Effect.  Employee understands that he has been
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selected by Company on the basis of his personal qualifications, experience and skills. This Agreement is not assignable. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors.

     14. Notice.  All notices or other communications required or permitted
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hereunder shall be in writing and may be given by depositing the same in the
United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

              To Company:    President
                             1000 Crawford Place
                             Mt. Laurel, New Jersey  08054

                             with a copy to:
                             Robert M. Kramer & Associates, P.C.
                             1150 First Avenue, Suite 900
                             King of Prussia, Pennsylvania 19406

              To Employee:   Louis D. Paolino, Jr.
                             500 East Mantua Ave.
                             Wenonah, New Jersey  08090

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U.
S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

     15. Severability; Headings.  If any portion of this Agreement is held
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invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in nay way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

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     16. Governing Law.  This Agreement shall in all respects be construed in
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accordance with the laws of the Commonwealth of Pennsylvania.

                                  EASTERN ENVIRONMENTAL SERVICES, INC.


                                  By: /s/ Robert M. Kramer
                                     ------------------------------------------
                                     Robert M. Kramer, Executive Vice President


                                      /s/ Louis D. Paolino, Jr.
                                     ------------------------------------------
                                     Louis D. Paolino, Jr.

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